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                       [LETTERHEAD OF ERNST & YOUNG LLP]

                                                                    EXHIBIT 16.1

February 11, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 11 of Form S-1 dated February 11, 2000, of More.com and are in agreement with the statements contained in the Change in Principal Auditors paragraph sentences one, three and four on page 77 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        Very truly yours,

                                        /s/ Ernst & Young LLP